UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): April 6, 1998



                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)



    Indiana                            1-9250                35-1468632
  ----------------                    -----------            -------------------
   (State or other                   (Commission             (I.R.S. Employer
   jurisdiction of                    File Number)           Identification No.)
    organization)

    11825 North Pennsylvania Street
         Carmel, Indiana                                       46032
  --------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (317) 817-6100
                              --------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)





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ITEM 5.   OTHER EVENTS.

          On April 6, 1998, Green Tree Financial Corporation, a Delaware corporation ("Green Tree"), agreed to merge (the "Merger") with a subsidiary of Conseco, Inc., an Indiana corporation ("Conseco"). The terms of the Merger are set forth in an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 6, 1998, among Conseco, Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco, and Green Tree. In the Merger, each share of Green Tree's common stock, par value $.01 per share
("Green Tree Common Stock"), will be converted into 0.9165 of a share of Conseco's common stock, no par value ("Conseco Common Stock"). As a result of the Merger, Green Tree will become a wholly owned subsidiary of Conseco. The Boards of Directors of Conseco and Green Tree approved the Merger at their respective meetings held on April 6, 1998.

          The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interest.

          Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the stockholders of each of Conseco and Green Tree of appropriate matters relating to the Merger Agreement and the Merger; (ii) the expiration or termination of applicable waiting periods and the receipt of requisite regulatory approvals from federal and state regulatory authorities as necessary; (iii) receipt of opinions of counsel as to the federal tax treatment of certain aspects of the Merger; (iv) registration of the shares of Conseco Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the "Securities Act"); and (v) satisfaction of certain other conditions.

          The Merger Agreement and the transactions contemplated thereby will be submitted for approval at the meetings of the stockholders of each of Conseco and Green Tree. Prior to such meetings, Conseco will file a registration statement with the Securities and Exchange Commission registering under the Securities Act the Conseco Common Stock to be issued in the Merger. Such shares of Conseco Common Stock will be offered to Green Tree stockholders pursuant to a prospectus that will also serve as a joint proxy statement for the stockholders' meetings.

          The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

          In connection with the Merger Agreement, Conseco and Green Tree entered into a Stock Option Agreement (the "Stock Option Agreement") dated as of April 6, 1998, pursuant to which Green Tree granted to Conseco an irrevocable option to purchase, under certain circumstances, up to 26,668,399, subject to certain adjustments, authorized and unissued shares of Green Tree Common Stock at a price, subject to certain adjustments, of $52.93 per share (the "Conseco Option"), payable in Conseco Common Stock, cash or a combination of Conseco Common Stock and cash, in each case at Conseco's option. The Conseco Option, if exercised, would equal, before giving effect to the exercise of the Conseco Option, at least 19.9% of the total number of shares of Green Tree Common Stock issued and outstanding. The Conseco Option was granted by Green Tree as a condition and inducement to Conseco's willingness to enter into the Merger Agreement. Under certain circumstances, Green Tree may be required to repurchase the Conseco Option.

          The foregoing summary of the Stock Option Agreement is qualified in its entirety by reference to the text of the Stock Option Agreement, a copy of which is filed as Exhibit 2.2 hereto and which is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

      (a) -- (b) Not applicable.

      (c)      Exhibits.

      2.1        Agreement and Plan of Merger  dated  as  of April 6, 1998 among
                 Conseco,  Inc.,  Marble  Acquisition   Corp.  and  Green   Tree
                 Financial Corporation.

      2.2 Stock Purchase Agreement dated as of April 6, 1998 by and between Conseco, Inc. and Green Tree Financial Corporation.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONSECO, INC.


DATE:  April 8, 1998                  By:  /s/ Thomas J. Kilian
                                           ----------------------------------
                                           Name:  Thomas J. Kilian
                                           Title: Executive Vice President
                                                  and Chief Operations Officer